Exhibit 4.2

AUTHORIZED PARTICIPANT AGREEMENT

FOR

AIRSHARES™  EU CARBON ALLOWANCES FUND

This Authorized Participant Agreement (the “Agreement”), dated as of                , is entered into by and between ALPS Distributor, Inc. (the “Distributor”) and                                         (the “Authorized Participant”) and is subject to acceptance by [                ] (the “Transfer Agent”).  The Transfer Agent serves as the transfer agent for the AirShares™  EU Carbon Allowances Fund, a Delaware statutory trust  (the “Fund” ).  The Distributor, the Transfer Agent and the Authorized Participant acknowledge and agree that the Fund and XShares Advisors LLC, a Delaware limited liability company (the “Sponsor”) shall each be third party beneficiaries of this Agreement, and shall receive the benefits contemplated by this Agreement, to the extent specified herein.  The Distributor has been retained to provide services as principal underwriter of the Fund acting on an agency basis in connection with the sale and distribution of units of beneficial interest (sometimes referred to as “Shares”) of the Fund.

SUMMARY

The Fund will engage in the business of investing and reinvesting its assets as described in the prospectus (the “Prospectus”) included as part of its registration statement, as amended, on Form S-1 (No. 333-              ) (“Registration Statement”).  References to the Prospectus are to the then current Prospectus as it may be supplemented or amended from time to time.  As provided in the Declaration of Trust and Trust Agreement of the Fund (the “Trust Agreement”) as currently in effect and as described in the Fund’s Prospectus, units of beneficial interests of the Fund (the “Shares) may be created or redeemed by the Sponsor for an Authorized Participant only in aggregations of a specified number of Shares (referred to therein and herein as a “Basket”).  The number of Shares constituting a Basket is set forth in the Fund’s Prospectus.  Baskets of Shares may be purchased only by or through an Authorized Participant that has entered into an Authorized Participant Agreement with the Distributor.  The Prospectus provides that Baskets generally will be sold in exchange for a Capital Contribution (as defined in Article 4 hereof) plus a purchase “Transaction Fee” as described in the Prospectus, delivered to the Sponsor by the Authorized Participant for its own account or acting on behalf of another party.

This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem Baskets of Shares.  The procedures for processing an order to purchase Shares (each a “Purchase Order”) and an order to redeem Shares (each a “Redemption Order”) are described in the Fund’s Prospectus and in Annex I to this Agreement (the “Procedures”).  All Purchase and Redemption Orders must be made pursuant to the procedures set forth in the Prospectus and Annex I hereto, as each may be amended by the Fund from time to time.  An Authorized Participant may not place a Purchase Order before the fifth (5th) Business Day (as defined below) following execution and delivery to the Distributor of this Agreement and notification by the Distributor of the Authorized Participant’s status.  An Authorized Participant may not cancel a Purchase Order or a Redemption Order after an order is placed by the Authorized Participant.

Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus. All references to “cash” shall refer to US Dollars (“USD”).  To the extent there is a conflict between any provision of this Agreement and the provisions of the Trust Agreement, the provisions of the Trust Agreement shall control.

The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1.  STATUS OF AUTHORIZED PARTICIPANT.

The Authorized Participant hereby represents, covenants and warrants the following:

(a) The Authorized Participant is a participant of the Depository Trust Corporation, or DTC (a “DTC Participant”).  If the Authorized Person ceases to be a DTC Participant, the Authorized Person shall give prompt written notice thereof to the Distributor, the Fund and the Transfer Agent.  This Agreement shall terminate immediately as of the date that the Authorized Participant ceased to be a DTC Participant.

(b) Unless the following Section 1(c) is applicable, the Authorized Participant either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended the “1934 Act”), (ii) is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and (iii) is a member in good standing of the Financial Industry Regulatory Authority (the “FINRA”), and the Authorized Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement.  The Authorized Participant agrees to comply with all applicable United States federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of the FINRA, and that it will not offer or sell Shares of the Fund in any state or jurisdiction where they may not lawfully be offered and/or sold.

(c) If the Authorized Participant is offering or selling Shares of the Fund in jurisdictions outside the several states, territories and possessions of the United States (“U.S.”) and is not otherwise required to be registered, qualified, or a member of the FINRA as set forth in Section 1(b), the Authorized Participant nevertheless agrees (i) to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) to comply with the full disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”) and the regulations promulgated thereunder, and (iii) to conduct its business in accordance with the spirit of the FINRA Conduct Rules.

(d) The Authorized Participant represents, covenants and warrants that it has established and presently maintains an anti-money laundering program ( “AML Program”) reasonably designed to prevent the Authorized Participant from being used as a conduit for money laundering or other illicit purposes or the financing of terrorist activities, and is in compliance with the AML Program and all anti-money laundering laws, regulations and rules now or hereafter in effect that are applicable to it, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT ACT”).

(e) The Authorized Participant understands and acknowledges that the method by which Baskets of Shares will be created and traded may raise certain issues under applicable securities laws.  For example, because new Baskets of Shares may be issued and sold by the Fund on an ongoing basis, at any point a “distribution”, as such term is used in the 1933 Act, may be occurring.  The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act.  The Authorized Participant should review the “Plan of Distribution” portion of the Prospectus and consult with its own counsel in connection with entering into this Agreement and submitting a Purchase Order.  The Authorized Participant also understands and acknowledges that dealers who are not “underwriters” but are effecting transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus.

(f) With respect to  each party for which the Authorized Participant is acting (whether such party is a customer or otherwise) in connection with the creation of a Basket and to whom the Authorized Participant delivers a Prospectus (each a “Prospective Participant”), the Authorized Participant shall obtain from each Prospective Participant an acknowledgment from such Prospective Participant of the receipt of such Prospectus in accordance with the Commodity and Futures Trading Commission Regulation 4.21(b), to the extent applicable, prior to the submission of any Purchase Order Subscription Agreement in respect of  such Basket.

(g) The Authorized Participant has the capability to send and receive communications via authenticated telecommunication facility to and from the Distributor, the Fund’s custodian (the “Custodian”) and the Authorized Participant’s custodian.  The Authorized Participant shall confirm such capability to the satisfaction of the Distributor and the Custodian prior to placing its first Order with the Transfer Agent (whether it is a Purchase Order or a Redemption Order).

2.  EXECUTION OF PURCHASE ORDERS AND REDEMPTION ORDERS.

(a) All Purchase Orders or Redemption Orders shall be made in accordance with the terms of the Prospectus and the procedures described in Annex I hereto.  Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it.  It is contemplated that the telephone lines used by the Transfer Agent will be recorded, and the Authorized Participant hereby consents to the recording of all calls with the Transfer Agent.  The Fund reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Baskets and the Authorized Participant agrees to comply with such procedures as may be issued from time to time.

(b) Redemption Orders shall not be made or processed during the Initial Offering Period.  The Authorized Participant acknowledges and agrees that orders to create Baskets submitted during the Initial Offering Period will be processed at the end of the Initial Offering Period and that the Creation Basket Capital Contribution amount in respect of such order during such period is $2,500,000 per Basket, which shall be deposited in escrow in accordance with instructions from the Sponsor as described in the Prospectus during the period from the Purchase Order Subscription Date through the end of the Initial Offering Period or earlier termination of the offering of Shares.

(c) The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that each Purchase Order and each Redemption Order shall be irrevocable upon delivery to the Fund, provided that the Fund, the Sponsor, and the Distributor on behalf of the Fund and the Sponsor reserve the right to reject (i) any Purchase Order until the trade is released as “good” as described in Annex I hereto and  (ii) any Redemption Order that is not in “proper form” as defined in the Prospectus.

(d) The Fund, the Sponsor, and the Distributor on behalf of the Fund and the Sponsor reserve the absolute right to reject or revoke acceptance of a Purchase Order Subscription Agreement if (i) the order is not in proper form as determined by the Fund or Sponsor, (ii) the acceptance of the Purchase Order would, in the opinion of counsel, be unlawful; or (iii) circumstances outside the control of Fund or Sponsor make it for all practical purposes impossible to process a Purchase Order or creation of Baskets.   The Fund or the Sponsor shall notify the Authorized Purchaser of a rejection or revocation of any Purchase Order.

(e) The Fund or Sponsor shall reject any Redemption Order the fulfillment of which its counsel advised would be illegal under applicable laws and regulations, and neither the Fund, the Sponsor, nor the Distributor shall have any liability to any person for rejecting a Redemption Order in such circumstances.

(f) The Sponsor may, in its discretion, suspend the right of redemption, or postpone the applicable Redemption Settlement Time, (i) for any period during which the NYSE Arca or any exchange on which the Fund’s assets are regularly traded is closed other than for customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Fund’s assets are not reasonably practical; or (iii) for such other periods as the Sponsor determines to be necessary for the protection of the Beneficial Owners.  Neither the Fund, the Sponsor, nor the Distributor shall be liable to any person in any way for any loss or damages that may result from any such suspension or postponement.

3.  PROSPECTUS, MARKETING MATERIALS AND REPRESENTATIONS.

(a) The Distributor will provide to the Authorized Participant copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request.  The Distributor represents, warrants and agrees that it will notify the Authorized Participant when a revised, supplemented or amended Prospectus for the Fund is available and deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Authorized Participant to comply with any obligation it may have to deliver such Prospectus to customers.  The Distributor will make such revised, supplemented or amended Prospectus available to the Authorized Participant no later than its effective date.  The Distributor shall be deemed to have complied with this Section 3 when the Authorized Participant has received such revised, supplemented or amended prospectus by email at [insert e-mail address], in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

(b) The Distributor represents and warrants that (i) the Registration Statement and the Prospectus contained therein conforms in all material respects to the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities Exchange Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Fund or the Distributor; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares, except the registration under the Securities Act of 1933 Act of the Shares.

(c) The Authorized Participant represents, warrants and agrees that it will not make any representations concerning Shares other than those contained in the Fund’s then current Prospectus or in any promotional materials or sales literature furnished to the Authorized Participant by the Distributor.  The Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to the Authorized Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor.  The Authorized Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Fund in whole Baskets only.

(d) Notwithstanding the foregoing, the Authorized Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business research reports that include information, opinions or recommendations relating to Shares (i) for public dissemination, provided that such research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares and (ii) for internal use by the Authorized Participant.

4.  CAPITAL CONTRIBUTION AND FEES.

The Authorized Participant hereby agrees that as between the Fund and itself or any party for which it acts in connection with a Purchase Order, it will make available in same day funds for each purchase of Shares an amount of cash due to the Fund in connection with the purchase of any Basket of Shares (the “Capital Contribution”) which shall be made through DTC to an account maintained by the Custodian and shall be provided in same day or immediately available funds on or before the settlement date in accordance with the Fund’s Prospectus (“Contractual Settlement Date”).  The Authorized Participant hereby agrees to ensure that the Capital Contribution will be received by the Fund on or before the Contractual Settlement Date, and in the event payment of such CaAmount has not been made by such Contractual Settlement Date, the Authorized Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the full cash amount, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time.  The Authorized Participant may require its customer to enter into a written agreement with the Authorized Participant with respect to such matters.

5.  ROLE OF AUTHORIZED PARTICIPANT.

(a) The Authorized Participant acknowledges and agrees that for all purposes of this Agreement, the Authorized Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Fund, the Distributor, the Sponsor or the Custodian in any matter or in any respect.  The Authorized Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Fund, the Distributor, the Sponsor, the Custodian or the Authorized Participant’s custodian or their designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

(b) The Authorized Participant agrees to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Fund or the Distributor upon the request of the Fund or the Distributor.

6.  AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT.

(a) Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Fund or the Distributor, the Authorized Participant shall deliver to the Distributor and the Fund, with copies to the Transfer Agent at the address specified below, duly certified as appropriate by its Secretary or other duly authorized official, a certificate in a form approved by the Fund setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each such person an “Authorized Person”).   Such certificate may be accepted and relied upon by the Distributor  and the Fund as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Fund of a superseding certificate in a form approved by the Fund bearing a subsequent date.   Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Distributor and the Fund and such notice shall be effective upon receipt by both the Distributor and the Fund.

(b) The Distributor shall issue to each Authorized Participant a unique personal identification number (“PIN Number”) by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and only provided to Authorized Persons.  If after issuance, an Authorized Participant’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Authorized Participant and the Distributor.

7.  REDEMPTION.

The Authorized Participant understands and agrees that Redemption Orders may be submitted only on a Business Day.  A “Business Day” shall be any day other than a day when banks in New York City or London are required or permitted to be closed.  The Authorized Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Basket unless it first ascertains that, it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Shares of the Fund to be redeemed and to receive the entire proceeds of the redemption, and that such Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement that would preclude the delivery of such Shares to the Transfer Agent, in accordance with the Prospectus or as otherwise required by the Fund.

8.  INDEMNIFICATION.

This Section 8 shall survive the termination of this Agreement.

(a)  The Authorized Participant hereby agrees to indemnify and hold harmless the Distributor, the Fund, the Sponsor, the Transfer Agent, and their respective subsidiaries, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “AP Indemnified Party”) from and against any loss, liability, cost and expense (including attorneys’ fees) incurred by such AP Indemnified Party as a result of (i) any breach by the Authorized Participant of any provision of this Agreement, that relates to such Authorized Participant; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with Annex I, II or III hereto (as each may be amended from time to time) reasonably believed by the Distributor and/or Transfer Agent to be genuine and to have been given by the Authorized Participant, or (v) (1) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Fund that is not consistent with the Fund’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 3 hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party or the Fund, unless, in either case, such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Fund or the Distributor or is based upon any omission or alleged omission by the Fund or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.  The Authorized Participant and the Distributor understand and agree that the Fund and the Sponsor, as third party beneficiaries to this Agreement, are entitled and intend to proceed directly against the Authorized Participant in the event that the Authorized Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Fund or the Sponsor.  The Distributor shall not be liable to the Authorized Participant for any damages arising out of mistakes or errors in data provided to the Distributor, or out of interruptions or delays of communications with the Indemnified Parties who are service providers to the Fund.

(b)  The Distributor hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any loss, liability, cost and expense (including attorneys’ fees) incurred by such Distributor Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such Distributor Indemnified Party in reliance upon any instructions issued or representations made in accordance with Annex I, II, and III hereto (as each may be amended from time to time) reasonably believed by the Authorized Participant to be genuine and to have been given by the Distributor, or (v) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of the Fund as originally filed with the Securities and Exchange Commission or in any amendment thereof, or in any prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in connection with the Authorized Participant’s acting in its capacity as an Authorized Participant.  The Authorized Participant shall not be liable to the Distributor for any damages arising out of mistakes or errors in data provided to the Authorized Participant, or out of interruptions or delays of communications with the Indemnified Parties who are service providers to the Fund, nor is the Authorized Participant liable for any action, representation, or solicitation made by the wholesalers of the Fund.

(c) This Section 8 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result or in connection with any gross negligence, bad faith or willful misconduct on the part of the AP Indemnified Party or the Distributor Indemnified Party, as the case may be.  The term “affiliate” in this Section 8 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

9.  LIMITATION OF LIABILITY.

(a) The Distributor and the Transfer Agent  undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent.

(b) In the absence of bad faith, negligence or willful misconduct on its part, neither the Distributor nor the Transfer Agent, whether acting directly or through agents or attorneys as provided in paragraph (d) below, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder.  Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been negligent in ascertaining the pertinent facts necessary to make such judgment.  In no event shall the Distributor or the Transfer Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action.  In no event shall the Distributor or the Transfer Agent be liable for the acts or omissions of DTC or any other securities depository.

(c) Neither the Distributor nor the Transfer Agent shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(d) The Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

(e) The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(f) Tax Liability. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement is imposed, the Authorized Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Authorized Participant.  To the extent the Fund or the Distributor is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

10.  ACKNOWLEDGMENT.

The Authorized Participant acknowledges receipt of the Prospectus and represents that it has reviewed and understands such documents.

11.  NOTICES.

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail).  Unless otherwise notified in writing, all notices to the Fund shall be at the address or telephone, facsimile or telex numbers as follows:

Attn:	[ ]

420 Lexington Ave, Suite 2550
New York, NY 10170
Attn:
P: (212) - ; F: (212) -

All notices to the Authorized Participant, the Distributor and the Transfer Agent shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.

12.  EFFECTIVENESS, TERMINATION AND AMENDMENT.

(a) This Agreement shall become effective five (5) Business Days after execution and delivery to the Distributor upon notice by the Distributor to the Authorized Participant.  This Agreement may be terminated at any time by any party upon sixty (60) days prior written notice to the other parties and may be terminated earlier by the Fund or the Distributor at any time in the event of a breach by the Authorized Participant of any provision of this Agreement or the procedures described or incorporated herein.  This Agreement supersedes any prior such agreement between or among the parties.

(b) This Agreement may be amended by the Fund or the Distributor from time to time without the consent of any Shareholder by the following procedure.  The Fund or the Distributor will mail a copy of the amendment to the Authorized Participant and the Fund or Distributor, as applicable.  For purposes of this Agreement, mail will be deemed received by the recipient thereof on the fifth (5th) Business Day following the deposit of such mail into the U.S. Postal system.  If neither the Authorized Participant or the other party objects in writing to the amendment within five (5) days after its receipt, the amendment will become part of this Agreement in accordance with its terms.

13.  GOVERNING LAW; CONSENT TO JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies.  Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue.  Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder.  Each party hereto each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

14.  SUCCESSORS AND ASSIGNS.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

15.  ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement.  The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change.  Any purported assignment in violation of the provisions hereof shall be null and void.

16.  INTERPRETATION.

The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

17.  ENTIRE AGREEMENT.

This Agreement ,along with any other agreement or instrument delivered pursuant to this Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.

18.  SEVERANCE.

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Distributor determines in its discretion, after consulting with the Fund, that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Distributor’s notification of the Fund of such a determination, this Agreement shall immediately terminate and the Distributor will so notify the Authorized Participant immediately.

19.  NO STRICT CONSTRUCTION.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

20.  SURVIVAL.

Section 8 (Indemnification) hereof shall survive the termination of this Agreement.

21.  OTHER USAGES.

The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

22.  COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:

ALPS DISTRIBUTORS, INC.
BY:
TITLE:
ADDRESS: 1625 Broadway, Suite 2200, Denver CO 80202
TELEPHONE: 303.623.2577
FACSIMILE: 303.623.7850
TELEX:

[NAME OF AUTHORIZED PARTICIPANT]
BY:
TITLE:
ADDRESS:
TELEPHONE:
FACSIMILE:
TELEX:

ACCEPTED BY: [ ], AS TRANSFER AGENT
BY:
TITLE:
ADDRESS:
TELEPHONE:
FACSIMILE:
TELEX:

ANNEX I

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR AIRSHARES™  EU CARBON ALLOWANCES FUND

PROCEDURES FOR PROCESSING

PURCHASE ORDERS AND REDEMPTION ORDERS

This Annex I to the Authorized Participant Agreement supplements the Prospectus with respect to the procedures to be used in processing (1) a Purchase Order for the purchase of Shares of AirShares™  EU Carbon Allowances Fund (the “Fund”) in Baskets of the Fund and (2) a Redemption Order for the redemption of Shares in Baskets of the Fund.  Capitalized terms, unless otherwise defined in this Annex I, have the meanings attributed to them in the Authorized Participant Agreement or the Prospectus.

An Authorized Participant is required to have signed the Authorized Participant Agreement.  Upon acceptance of the Agreement and execution thereof by the Fund and in connection with the initial Purchase Order submitted by the Authorized Participant, the Distributor will assign a PIN Number to each Authorized Person authorized to act for an Authorized Participant.  This will allow an Authorized Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Baskets of Shares of the Fund.

ANNEX I — PART A

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR

AIRSHARES™  EU CARBON ALLOWANCES FUND

TO PLACE A PURCHASE ORDER FOR

BASKET(S) OF SHARES OF

AIRSHARES™  EU CARBON ALLOWANCES FUND

1. PLACING A PURCHASE ORDER.

Purchase Orders for Baskets of Shares of the Fund may be initiated only on days that the Listing Exchange and the ICE Futures Exchange are both open for trading (“Business Days”).  Purchase Orders may only be made in whole Baskets of Shares of the Fund.

To begin a Purchase Order, the Authorized Participant (“AP”) must telephone the Transfer Agent at [(   )   —    ] or such other number as the Distributor designates in writing to the AP.  This telephone call must be made by an Authorized Person of the AP not later than 10:00 a.m. New York time on a Business Day (the “Order Cut-Off Time”).  Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), the Transfer Agent will request that the AP place the Purchase Order.  To do so, the AP must provide the appropriate ticker symbol for the Fund.  After the AP has placed the Purchase Order, the Transfer Agent will read the Purchase Order back to the AP.  The AP then must affirm that the Purchase Order has been taken correctly by the Transfer Agent.  If the AP affirms that Purchase Order has been taken correctly, the Transfer Agent will issue a Confirmation Number to the AP.

PLEASE NOTE: A PURCHASE ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT.  AN ORDER MAY NOT BE CANCELED BY THE AP AFTER THE CONFIRMATION NUMBER IS ISSUED.  INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED.  CALLS PLACED BEFORE THE LISTING EXCHANGE CLOSING TIME WILL BY PROCESSED EVEN IF THE CALL IS ANSWERED BY THE TRANSFER AGENT AFTER THE LISTING EXCHANGE CLOSING TIME.  ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL.  INCOMING CALLS THAT ARE RECEIVED AFTER THE LISTING EXCHANGE CLOSING TIME WILL NOT BE ANSWERED BY THE TRANSFER AGENT.  ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF TRADE CONFIRMATION.

Subject to the conditions that a properly completed telephone Purchase Order has been placed by the AP (either on its own or its customer’s behalf) not later than the Order Cut-Off Time, the Distributor will accept the Purchase Order on behalf of Fund and Distributor and will confirm in writing to the AP that its Purchase Order has been accepted by 4:45  p.m. Eastern Standard Time on the Business Day that the Purchase Order is received.

3. QUALITY ASSURANCE.

After a Confirmation Number is issued by Transfer Agent to the AP, the Transfer Agent will either fax or email a written version of the Purchase Order to the AP.  Upon receipt, the AP should immediately telephone the Transfer Agent, if the Participant believes that the Purchase Order has not been taken correctly by the Transfer Agent. In addition, the Transfer Agent will telephone the AP within 15 minutes of the fax or e-mail to corroborate the Purchase Order.

4. REJECTING OR SUSPENDING PURCHASE ORDERS.

The Fund or Distributor reserves the absolute right to reject or revoke acceptance of a Purchase Order if (i) the order is not in proper form as determined by the Fund, the Transfer Agent or Distributor, (ii) the acceptance of the Purchase Order would, in the opinion of counsel, be unlawful; or (iii) circumstances outside the control of Fund, Distributor, the Transfer Agent or the Fund’s commodity trading advisor make it for all practical purposes impossible to process a Purchase Order or creation of Baskets.  The Fund or the Distributor shall notify the AP of a rejection or revocation of any Purchase Order.

Except as provided herein, all Purchase Orders for Baskets of Shares of the Fund are irrevocable by the AP.

5. CONTRACTUAL SETTLEMENT

(a)           As promptly as practicable following the publication of the net asset value of the Fund and the net asset value per Share of the Shares on the Business Day that the Purchase Order is received (the “Purchase Order Subscription Date”), the Distributor shall communicate to the Authorized Participant the amount of cash necessary for the Capital Contribution and details of the method of payment required for the Capital Contribution.

(b)           If the Distributor rejects a Purchase Order pursuant to the Participant Agreement, the Distributor will notify the Participant whose Purchase Order was rejected.

(c)           At noon, New York time, on the Business Day immediately following the Purchase Order Subscription Date, the Fund, as requested by the Distributor through the Transfer Agent, shall issue and cause the delivery of the Baskets ordered by each Participant on the Purchase Order Subscription Date for which the Distributor has received confirmation of receipt of (A) for its own account, the Transaction Fee, (B) for the account of the Fund, the Capital Contribution due from the Participant submitting the Purchase Order Subscription Agreement; and (C) a Purchase Order Subscription Agreement duly executed by the Participant, substantially in the form attached as Part D of this Annex I.

(d)           The Transfer Agent will cause the Fund to deposit the Basket with the Depository in accordance with the Depository’s customary procedures, for the credit of the account of the Participant that placed the Purchase Order Subscription Agreement.

ANNEX I — PART B

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR

AIRSHARES™  EU CARBON ALLOWANCES FUND,

PROCEDURES TO PLACE A REDEMPTION ORDER FOR

BASKET(S) OF SHARES OF

AIRSHARES™  EU CARBON ALLOWANCES FUND

1.  PLACING A REDEMPTION ORDER

Redemption Orders for Baskets of Shares may be initiated only on days that the Listing Exchange and the ICE Futures exchange are both open for trading.  Redemption Orders may only be made in whole Baskets of the Fund.  To begin a Redemption Order, the AP must telephone the Transfer Agent at [                   ].  This telephone call must be made by an Authorized Person of the AP not later than 10:00 a.m. New York time on a Business Day (the “Order Cut-Off Time”).  Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), the Transfer Agent will request that the AP place the Redemption Order.  To do so, the AP must provide the appropriate ticker symbol for the Fund.  After the AP has placed the Redemption Order, the Transfer Agent will read the Redemption Order back to the AP.  The AP then must affirm that the Redemption Order has been taken correctly by the Transfer Agent.  If the AP affirms that Redemption Order has been taken correctly, the Transfer Agent will issue a Confirmation Number to the AP.

PLEASE NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY the TRANSFER AGENT.  AN ORDER MAY NOT BE CANCELED BY THE AP AFTER THE CONFIRMATION NUMBER IS ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED.  CALLS PLACED BEFORE THE LISTING EXCHANGE CLOSING TIME WILL BY PROCESSED EVEN IF THE CALL IS ANSWERED BY THE TRANSFER AGENT AFTER THE LISTING EXCHANGE CLOSING TIME.  ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL.  INCOMING CALLS THAT ARE RECEIVED AFTER THE LISTING EXCHANGE CLOSING TIME WILL NOT BE ANSWERED BY THE TRANSFER AGENT.  ALL TELEPHONE CALLS MAY BE RECORDED.

2.  RECEIPT OF CONFIRMATION.

Subject to the conditions that a duly completed Redemption Order is received by Distributor from the AP on behalf of itself or another redeeming investor by the Order Cut-Off Time, the Distributor will accept the Redemption Order on behalf of Fund and Distributor and will confirm in writing to the AP that its Redemption Order has been accepted by 4:45 p.m. Eastern Standard Time on the Business Day the Redemption Order is received (the “Redemption Order Date”).

3.  QUALITY ASSURANCE.

After a Confirmation Number is issued by the Transfer Agent to the AP, the Transfer Agent will either fax or email a copy of the Redemption Order to the AP.  Upon receipt, the AP should immediately telephone the Transfer Agent, if the AP believes that the Redemption Order has not been taken correctly by the Transfer Agent.  In addition, the Transfer Agent will telephone the AP within 15 minutes of the fax or e-mail to corroborate the Redemption Order.

5.  CONTRACTUAL SETTLEMENT.

(a)           As promptly as practicable following the publication of the net asset value of the Trust and the net asset value per Share of the Shares on the Redemption Order Date, the Distributor shall communicate to the Authorized Participant the amount of cash to be delivered in the Redemption Distribution.

(b)           If the Distributor rejects a Redemption Order pursuant to the Participant Agreement, the Distributor will notify the Participant whose Redemption Order was rejected and the amount of cash contained in the rejected Redemption Order.

(c)           By noon New York time, on the Business Day immediately following the Redemption Order Date (the “Redemption Settlement Time”), if the Distributor’s account at the Depository has by such time been credited with the Redemption Baskets being tendered for redemption and the Distributor has by such time received the Transaction Fee, the Distributor shall deliver the Redemption Distribution through the Depository to the account of the Participant as recorded on the book entry system of the Depository.

(d)           If by the Redemption Settlement Time, the Distributor has not received from a redeeming Participant all Redemption Baskets comprising the Redemption Order, the Distributor will (i) settle the Redemption Order to the extent of whole Redemption Baskets received from the Participant and (ii) keep the redeeming Participant’s Redemption Order open until noon, New York time, on the first Business Day following the Redemption Settlement  Date as to the balance of the Redemption Order (such balance, the “Suspended Redemption Order”).  For each day (whether or not a Business Day) the Redemption Order is held open, the Participant will be charged by the Distributor the greater of [$    ] or [$    ] times the number of Redemption Baskets included in the Suspended Redemption Order.

(e)           If the Redemption Basket(s) comprising the Suspended Redemption Order are credited to the Distributor’s account at the Depository by noon, New York time, on the first Business Day following the Redemption Settlement Date, the Redemption Distribution with respect to the Suspended Redemption Order shall be paid in the manner provided in item (c) above.

(f)            If by noon, New York time, on the first Business Day following the Redemption Settlement Date, the Distributor has not received from the redeeming Participant all Redemption Baskets comprising the Suspended Redemption Order, the Distributor will settle the Suspended Redemption Order to the extent of whole Redemption Baskets then received and any balance of the Suspended Redemption will be cancelled.

7.  STANDING REDEMPTION INSTRUCTIONS.

Annex III hereto contains the AP’s Standing Redemption Instructions, which includes information identifying the account(s) into which redemption proceeds should be delivered by Fund pursuant to a Redemption Order.

ANNEX I — PART C

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR

AIRSHARES™  EU CARBON ALLOWANCES FUND

AIRSHARES FUNDS FLOW PROCESS

This Annex I-Part C supplements the Fund’s Prospectus with respect to the procedures to be used by the Distributor and Transfer Agent in processing an order for the creation or redemption of Shares of the Fund.

A. The AP is required to have (i) signed an Authorized Participant Agreement for Fund and (ii)  assigned a personal identification number to each Authorized Person that the AP has authorized to act for such AP.  This will allow an AP through its Authorized Person(s) to place a creation or redemption order with respect to Shares of the Fund.

B. The AP and Distributor shall implement the “Funds Flow Process” as agreed to by the parties from time to time.

C. Note that trades placed through the DTC may only occur on any day that DTC and ICE Futures are open for business (“DTC Business Day”) .

FUNDS FLOW PROCESS

ORIGINATOR	ACTIVITY

1. The AP calls on the Transfer Agent recorded number to place a Share Creation and/or Redemption order. These trades are to be placed by 10:00 a.m. New York time on a Business Day (the “Order Cut-Off Time”).

1. The Transfer Agent greets caller.

2. AP identifies his/her name, the Institution he/she represents, and PIN #.	2 The Transfer Agent will confirm the AP’s PIN #.

The AP states the Fund name and relevant ticker symbol.	The Transfer Agent records the PIN # and the order, and provides the AP with an order confirmation number.

The order confirmation constitutes a binding order, which may only be reversed by the Transfer Agent, the Distributor or the Fund.

3. AP will Fax a copy of the order form to the Transfer Agent within 15 minutes from the time the call is made.	3. The Transfer Agent will receive a copy of the completed order form from the AP Faxed within 15 minutes from the time the order is placed.
The counter-signed Order Form will be sent as the physical receipt
for the AP that the order is confirmed.	All orders received from the AP’s are time stamped by the Transfer Agent at the time the order is placed
The above procedures will be repeated until all orders have been placed by the AP.

The Distributor will verify that the appropriate disclaimers have been made by the AP and validate the disclaimer by calculating the AP’s position, including the subscriptions requested, to the total fund shares outstanding

The Distributor will sign the Order Form and the signed Order Form will be sent as the physical receipt for the AP that the order is confirmed.

4. The AP receives the fax	4. The AP will assume responsibility for an incorrect trade and contact the Transfer Agent if necessary.
The AP will assume responsibility for an incorrect trade

If trades are corrected, the Transfer Agent will delete the first trade and reenter the corrected trade. A second affirmation will be faxed to the AP with all trades placed that day. The corrected trade will be coded on the affirmation so that the AP can see the correction.

No corrections will be permitted after 4 p.m.

5. AP’s must deliver units for redemption orders no later than Trade Date Plus 1 in order to meet the affirmed order requirements placed the previous day.

  *  Times may vary depending on the trade volume from APs.

ANNEX I — PART D

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR

AIRSHARES™  EU CARBON ALLOWANCES FUND

FORM OF PURCHASE ORDER SUBSCRIPTION AGREEMENT

Authorized Participant:
Date:
PIN Number:
Number of Shares to be Issued:

All Purchase Order Subscription Agreements are subject to the terms and conditions of the Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) of AirSharesTM EU Carbon Allowances Fund (the “Trust”) as currently in effect and the AirSharesTM EU Carbon Allowances Fund Authorized Participant Agreement among the Authorized Participant and the Distributor.  All representations and warranties of the Authorized Participant set forth in such AirSharesTM EU Carbon Allowances Fund Authorized Participant Agreement are incorporated herein by reference.  Capitalized terms used but not defined herein have the meaning given in the Trust Agreement.

The undersigned understands that by submitting this Purchase Order Subscription Agreement he/she is making the representations and warranties set forth in Exhibit A to this Purchase Order Subscription Agreement and is also granting an irrevocable Power of Attorney.

The undersigned understands that its DTC account will be charged the Transaction Fee as set forth in the currently effective copy of the Prospectus.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the AirSharesTM EU Carbon Allowances Fund Authorized Participant Agreement and that he/she is authorized to deliver this Purchase Order Subscription Agreement to the Distributor on behalf of the Authorized Participant.

Date:	[NAME OF AUTHORIZED PARTICIPANT]

Accepted by
AirSharesTM EU Carbon Allowances Fund	By:
By: ALPS Distributors, Inc., as Distributor, on behalf of	Name:
XShares Advisors LLC, as Sponsor	Title:

By:
Name:
Title:

EXHIBIT A TO

PURCHASE ORDER SUBSCRIPTION AGREEMENT

PURCHASER’S REPRESENTATIONS AND WARRANTIES AND

POWER OF ATTORNEY

1. CFTC Registration Status. The Authorized Participant either is not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”), or, if required to be so registered, is duly registered with the CFTC and is a member in good standing of the NFA.  The Authorized Participant agrees to supply the Sponsor or Distributor with such information as the Sponsor or Distributor may reasonably request in order to verify the foregoing representation.  Vehicles for collective investment which acquire Shares may, as a result, themselves become “commodity pools” within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, will be required to register as “commodity pool operators.”

2. Disclosure Document. The Authorized Participant has received the Trust’s Prospectus which constitutes its Commodity Futures Trading Commission (“CFTC”) Disclosure Document.

3. Monthly Report. If trading for the Trust has commenced, the Authorized Participant has received a copy of its most recent monthly report as required by the CFTC.

4. Power of Attorney. In connection with the Authorized Participant’s acceptance of an interest in the Trust, the Authorized Participant does hereby irrevocably constitute and appoint the Sponsor, and its successors and assigns, as its true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following: (i) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Sponsor deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of the Amended and Restated Declaration of Trust and Trust Agreement of the Trust (the “Trust Agreement”) or any amendment hereto, or which may be required to be filed by the Trust or the Shareholders under the laws of any jurisdiction; (ii) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Sponsor deems advisable to file; and (iii) The Trust Agreement and any documents which may be required to effect an amendment to the Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of the Trust Agreement.  The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, the Authorized Participant’s subsequent insolvency or dissolution or any delivery by the Authorized Participant of an assignment of the whole or any portion of the Authorized Participant’s Shares.

ANNEX II

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR

AIRSHARES™  EU CARBON ALLOWANCES FUND

FORM OF CERTIFIED AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this Agreement or any other notice, request or instruction on behalf of the AP pursuant to this Agreement.

Name:
Title:
Signature:

Name:
Title:
Signature:

Name:
Title:
Signature:

The undersigned, [name], [title], [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons of this Institution in its capacity as an Authorized Participant pursuant to the Agreement by and between ALPS Distributor, Inc., as Distributor and [name of the AP], dated [date] and that their signatures set forth above are their own true and genuine signatures.

In Witness Whereof, the undersigned has hereby set his/her hand and the seal of [Company].

Date:
[name, title]

ANNEX III

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR

AIRSHARES™  EU CARBON ALLOWANCES FUND

THE AP ACCOUNTS

FOR DELIVERY OF DEPOSIT SECURITIES

The accounts into which AirShares™  EU Carbon Allowances Fund should deposit the monies upon redemption by the AP are set forth below:

Name of AP:
Account Name:
Account Number:
Other Reference Number: